Exhibit 99.1
PolyOne Corporation and Subsidiaries
PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION (UNAUDITED)
On July 6, 2007, PolyOne Corporation (the “Company”) entered into an agreement with Occidental Chemical Corporation (“OxyChem”) and certain of OxyChem’s affiliates to sell the Company’s 24 percent interest in Oxy Vinyls, LP (“OxyVinyls”) to OxyChem. Under the terms of the agreement, the Company received cash proceeds of $261 million for the sale of its 24 percent interest in OxyVinyls, which was also completed on July 6, 2007. OxyVinyls was formed on May 1, 1999 and combined the polyvinyl chloride (“PVC”) and vinyl chloride monomer (“VCM”) businesses of OxyChem and the Company.
The Company will retain the existing PVC resin and VCM supply agreements that it entered into when OxyVinyls was formed. In a related transaction, the Company acquired OxyChem’s 10 percent interest in PVC Powder Blends, LP for $11 million, which brings the Company’s ownership of this PVC compounding operation to 100 percent.
Pro Forma Financial Information.
The accompanying unaudited condensed consolidated pro forma balance sheet as of March 31, 2007 and unaudited condensed consolidated pro forma statements of operations for the three months ended March 31, 2007 and the year ended December 31, 2006 have been prepared in accordance with Regulation S-X instructions.
The unaudited condensed consolidated pro forma financial information assumes that the divestiture of the Company’s equity investment in OxyVinyls and the purchase of OxyChem’s minority interest in PVC Powder Blends, LP occurred as of January 1, 2006 for purposes of the pro forma condensed consolidated statements of operations and on March 31, 2007 for purposes of the unaudited pro forma condensed consolidated balance sheet. The Company’s equity in the profit or loss of OxyVinyls and the minority interest of PVC Powder Blends, LP are adjusted for in the unaudited pro forma statements of operations. Also, because the proceeds from the sale are being used for the repayment of $241.4 million in aggregate principal amount of the Company’s 10.625 percent Senior Notes due 2010, interest expense on these notes has been adjusted for in the unaudited pro forma statements of operations.
The preparation of these unaudited condensed consolidated pro forma financial statements requires management to make estimates and assumptions based upon the information known at the time. Actual results could differ from these estimates.
These unaudited condensed consolidated pro forma statements should be read in conjunction with the financial statements and accompanying notes included in the Annual Report on Form 10-K and the Quarterly Report on Form 10-Q for the year and quarter ended December 31, 2006 and March 31, 2007, respectively, of PolyOne Corporation.
PolyOne has restated its historical financial statements to reflect the change in accounting for planned major maintenance activities of its OxyVinyls equity affiliate. OxyVinyls adopted FSP AUG AIR-1 in the first quarter of 2007, on a retrospective basis, and is now using the deferral method of accounting for planned major maintenance. The effect on OxyVinyls’ consolidated statement of operations for the twelve months ended December 31, 2006 from adopting FSP AUG AIR-1 was an increase of $1.5 million in net income. PolyOne’s proportionate share of OxyVinyls’ increase is 24% or $.3 million.
Operating results reflected in the unaudited condensed consolidated pro forma statements of operations for the three months ended March 31, 2007 and the year ended December 31, 2006 are not necessarily indicative of the results that may be attained in subsequent quarters or for the year ending December 31, 2007.

PolyOne Corporation and Subsidiaries
Condensed Consolidated Pro Forma Balance Sheet (Unaudited)
(In millions)

	March 31,			March 31,
	2007	Adjustments		2007
	Reported	(a)	(b)	Pro forma
Assets
Current assets:
Cash and cash equivalents	$67.1	$250.0	$(254.2)	$62.9
Accounts receivable, net	377.1	—	—	377.1
Inventories	246.6	—	—	246.6
Deferred income tax assets	18.2	—	—	18.2
Other current assets	24.7	—	—	24.7

Total current assets	733.7	250.0	(254.2)	729.5

Property, net	437.3	—	—	437.3
Investments in equity affiliates	293.6	(276.9)	—	16.7
Goodwill	287.0	—	—	287.0
Other intangible assets	8.9	5.3	—	14.2
Deferred income tax assets	19.3	5.6	5.5	30.4
Other non-current assets	63.5	—	(2.8)	60.7

Total assets	$1,843.3	$(16.0)	$(251.5)	$1,575.80

Liabilities and Shareholders’ Equity
Current liabilities:
Short-term bank debt	$5.4	$—	$—	$5.4
Accounts payable	267.0	—	—	267.0
Accrued expenses	99.3	—	—	99.3
Current portion of long-term debt	22.5	—	—	22.5

Total current liabilities	394.2	—	—	394.2

Long-term debt	568.0	—	(241.4)	326.6
Other non-current liabilities, including post retirement benefits	281.8	—	—	281.8
Minority interest	5.7	(5.7)	—	—

Total liabilities	1,249.7	(5.7)	(241.4)	1,002.6

Shareholders’ equity	593.6	(10.3)	(10.1)	573.2

Total liabilities and shareholders’ equity	$1,843.3	$(16.0)	$(251.5)	$1,575.80

See Accompanying Notes to the Unaudited Condensed Consolidated Pro Forma Financial Statements

PolyOne Corporation and Subsidiaries
Condensed Consolidated Pro Forma Statement of Operations (Unaudited)
(In millions, except per share data)

	Three Months Ended March 31, 2007
		Adjustments
	Reported	(c)	(d)	Pro forma
Sales	$657.8	$—	$—	$657.8

Operating costs and expenses :
Cost of sales	562.7	—	—	562.7
Selling and administrative	61.0	—	—	61.0
Depreciation and amortization	14.1	—	—	14.1
Equity in earnings of affiliates and minority interest	(6.5)	(1.5)	—	(8.0)

Operating Income	26.5	1.5	—	28.0

Interest expense	(15.3)	—	6.4	(8.9)
Interest income	0.9	—	—	0.9
Other expense	(0.9)	—	—	(0.9)

Income before income taxes	11.2	1.5	6.4	19.1

Income tax (expense) benefit	(3.8)	(0.5)	(2.2)	(6.5)

Net Income	$7.4	$1.0	$4.2	$12.6

Basic and diluted earnings per share	$0.08			$0.14

Weighted-average shares used to compute earnings per share :
Basic	92.6			92.1
Diluted	93.0			92.5
See Accompanying Notes to the Unaudited Condensed Consolidated Pro Forma Financial Statements

PolyOne Corporation and Subsidiaries
Condensed Consolidated Pro Forma Statement of Operations (Unaudited)
(In millions, except per share data)

	Year Ended December 31, 2006
		Adjustments
	Reported	(c)	(d)	(e)	Pro forma
Sales	$2,622.4	$—	$—	$—	$2,622.4

Operating costs and expenses:
Cost of sales	2,282.7	—	—		2,282.7
Selling and administrative	201.3	—	—		201.3
Depreciation and amortization	57.1	—	—		57.1
Asset impairments	0.2				0.2
Environmental remediation at inactive sites	2.5				2.5
Equity in earnings of affiliates and minority interest	(111.6)	58.4	—	(0.3)	(53.5)

Operating Income	190.2	(58.4)	—	(0.3)	132.1

Interest expense	(66.5)	—	25.7		(40.8)
Interest income	3.4	—	—		3.4
Premium on early extinguishment of long-term debt	(4.4)				(4.4)
Other expense	(2.8)	—	—		(2.8)

Income before income taxes and discontinued operations	119.9	(58.4)	25.7	0.3	87.5
Income tax benefit (expense)	6.0	20.4	(9.0)	(0.1)	17.3

Income from continuing operations	$125.9	$(38.0)	$16.7	$0.2	$104.8

Basic and diluted earnings per share	$1.36				$1.13

Weighted-average shares used to compute earnings per share :
Basic	92.4				92.4
Diluted	92.8				92.8
See Accompanying Notes to the Unaudited Condensed Consolidated Pro Forma Financial Statements

PolyOne Corporation and Subsidiaries
NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
Note A. Pro Forma Adjustments
The unaudited condensed consolidated pro forma statements assume that the divestiture of the equity investment (OxyVinyls) and the purchase of OxyChem’s minority interest in PVC Powder Blends, LP occurred on January 1, 2006. Accordingly the following adjustments were made in preparing the unaudited condensed pro forma statements -
(a)	Record the net proceeds ($250.0 million) from divestiture of OxyVinyls ($261.0 million) less the purchase of the remaining 10% minority interest in PVC Powder Blends, LP ($11.0 million).

The proceeds received from sale of OxyVinyls ($261.0 million) was less than the carrying value of the investment ($276.9 million). The difference ($15.9 million) will be recorded as an impairment for the three months ended June 30, 2007. The tax effect is $5.6 million.

The purchase price ($11.0 million) for the 10% minority interest in PVC Powder Blends, LP was greater than the carrying value of the minority interest ($5.7 million). The difference ($5.3 million) was recorded to intangible assets.

(b)	Record retirement of 10.625 percent senior notes ($241.4 million) and related debt premium ($12.8 million) which requires cash of
$254.2 million and write-off unamortized debt discount fees ($2.8 million). The tax effect is $5.5 million.

(c)	Reverse the income (loss) from equity affiliates for OxyVinyls and the minority interest for PVC Powder Blends, LP.

(d)	Reverse the interest expense on the $241.4 million of 10.625 percent senior notes that will be paid off with the proceeds.

(e)	The effect on OxyVinyls’ consolidated statement of operations for the twelve months ended December 31, 2006 from adopting FSP
    AUG AIR-1 was an increase of $1.5 million in net income. PolyOne’s proportionate share of OxyVinyls’ increase is 24% or
$.3 million.
Note B. Non-recurring items
The items discussed below are excluded from the unaudited condensed consolidated pro forma statements of operations for the three months ended March 31, 2007 and the year ended December 31, 2006. They will be included in the unaudited condensed consolidated statements of operations for the three months ended June 30, 2007 and September 30, 2007, respectively.
The Company will record an impairment of $15.9 million ($10.3 million after tax) on its OxyVinyls investment for the three months ended June 30, 2007 due to an other than temporary decline in value. The completion of the divestiture on July 6, 2007 will result in the reversal of an associated deferred tax liability which will reduce tax expense by $31.5 million for the three months ended September 30, 2007.
On June 27, 2007, short-term borrowings were used to redeem $100.0 million in aggregate principal amount of the Company’s 10.625 percent senior notes due 2010. This will result in debt premium costs and the write-off of unamortized debt discount fees for the three months ended June 30, 2007 of $6.5 million ($4.2 million after tax).
The proceeds from the sale will be used for the redemption of the entire outstanding balance of $141.4 million in aggregate principal amount of the Company’s 10.625 percent senior notes due 2010, which is anticipated to occur on August 9, 2007. This will result in debt premium costs and the write-off of unamortized debt discount fees for the three months ended September 30, 2007 of $9.1 million ($5.9 million after tax).